Exhibit 99.1
Section 13(r) Disclosure
After Blackstone Mortgage Trust, Inc. (“BXMT”) filed its Form 10-Q for the quarter ended September 30, 2024 with the Securities and Exchange Commission (the “SEC”), Blackstone Inc. (“Blackstone”) filed the disclosure reproduced below with respect to such period, in accordance with Section 13(r) of the Securities Exchange Act of 1934, as amended, in regard to Mundys S.p.A. (formerly, “Atlantia S.pA.”). Mundys S.p.A. may be, or may have been at the time considered to be, an affiliate of Blackstone, and which may be, or may have been at the time considered to be, an affiliate of BXMT. As of the date BXMT filed its Form 10-K for the fiscal year ended December 31, 2024 with the SEC, Blackstone had not yet filed its Form 10-K for such period. Therefore, the disclosure reproduced below does not include any information for the quarter ended December 31, 2024. BXMT did not independently verify or participate in the preparation of the disclosure reproduced below.

Blackstone included the following disclosure in its Quarterly Report on Form 10-Q for the quarter ended March 31, 2024:

Mundys S.p.A. (formerly “Atlantia S.p.A.”) provided the disclosure reproduced below in connection with activities during the quarter ended March 31, 2024. We have not independently verified or participated in the preparation of this disclosure.

“Disclosure pursuant to Section 13(r) of the Securities Exchange Act of 1934. Funds affiliated with Blackstone first invested in Mundys S.p.A. on November 18, 2022 in connection with the voluntary public tender offer by Schema Alfa S.p.A. for all of the shares of Mundys S.p.A., pursuant to which such funds obtained a minority non-controlling interest in Mundys S.p.A. Mundys S.p.A. owns and controls Aeroporti di Roma S.p.A. (“ADR”), an operator of airports in Italy including Leonardo da Vinci-Fiumicino Airport. Iran Air has historically operated periodic flights to and from Leonardo da Vinci-Fiumicino Airport as authorized, from time to time, by an aviation-related bilateral agreement between Italy and Iran, scheduled in compliance with European Regulation 95/93, and approved by the Italian Civil Aviation Authority. ADR, as airport operator, is under a mandatory obligation to provide airport services to all air carriers (including Iran Air) authorized by the applicable Italian authority. The relevant turnover attributable to these activities (whose consideration is calculated on the basis of general tariffs determined by such independent Italian authority) in the quarter ended March 31, 2024 was less than €70,000. Mundys S.p.A. does not track profits specifically attributable to these activities.”

Blackstone included the following disclosure in its Quarterly Report on Form 10-Q for the quarter ended June 30, 2024:

Mundys S.p.A. (formerly “Atlantia S.p.A.”) provided the disclosure reproduced below in connection with activities during the quarter ended June 30, 2024. We have not independently verified or participated in the preparation of this disclosure.

“Disclosure pursuant to Section 13(r) of the Securities Exchange Act of 1934. Funds affiliated with Blackstone first invested in Mundys S.p.A. on November 18, 2022 in connection with the voluntary public tender offer by Schema Alfa S.p.A. for all of the shares of Mundys S.p.A., pursuant to which such funds obtained a minority non-controlling interest in Mundys S.p.A. Mundys S.p.A. owns and controls Aeroporti di Roma S.p.A. (“ADR”), an operator of airports in Italy including Leonardo da Vinci-Fiumicino Airport. Iran Air has historically operated periodic flights to and from Leonardo da Vinci-Fiumicino Airport as authorized, from time to time, by an aviation-related bilateral agreement between Italy and Iran, scheduled in compliance with European Regulation 95/93, and approved by the Italian Civil Aviation Authority. ADR, as airport operator, is under a mandatory obligation to provide airport services to all air carriers (including Iran Air) authorized by the applicable Italian authority. The relevant turnover attributable to these activities (whose consideration is calculated on the basis of general tariffs determined by such independent Italian authority) in the quarter ended June 30, 2024 was less than €50,000. Mundys S.p.A. does not track profits specifically attributable to these activities.”

Blackstone included the following disclosure in its Quarterly Report on Form 10-Q for the quarter ended September 30, 2024:

Mundys S.p.A. (formerly “Atlantia S.p.A.”) provided the disclosure reproduced below in connection with activities during the quarter ended September 30, 2024. We have not independently verified or participated in the preparation of this disclosure.

“Disclosure pursuant to Section 13(r) of the Securities Exchange Act of 1934. Funds affiliated with Blackstone first invested in Mundys S.p.A. on November 18, 2022 in connection with the voluntary public tender offer by Schema Alfa S.p.A. for all of the shares of Mundys S.p.A., pursuant to which such funds obtained a minority non-controlling interest in Mundys S.p.A. Mundys S.p.A. owns and controls Aeroporti di Roma S.p.A. (“ADR”), an operator of airports in Italy including Leonardo da Vinci-Fiumicino Airport. Iran Air has historically operated periodic flights to and from Leonardo da Vinci-Fiumicino Airport as authorized, from time to time, by an aviation-related bilateral agreement between Italy and Iran, scheduled in compliance with European Regulation 95/93, and approved by the Italian Civil Aviation Authority. ADR, as airport operator, is under a mandatory obligation to provide airport services to all air carriers (including Iran Air) authorized by the applicable Italian authority. The relevant turnover attributable to these activities (whose consideration is calculated on the basis of general tariffs determined by such independent Italian authority) in the quarter ended September 30, 2024 was less than €50,000. Mundys S.p.A. does not track profits specifically attributable to these activities.”